Exhibit 99.1

Contacts:	Investors	Media
	G. Marc Baumann	Michael K. Wolf
	Executive Vice President and CFO	Executive Vice President and CAO
	(312) 274-2199	(312) 274-2070
	mbaumann@standardparking.com	mwolf@standardparking.com

Standard Parking Corporation Completes
Merger with Central Parking Corporation

Company also provides management update,
reiterates financial targets for the transaction

CHICAGO — Oct. 2, 2012 - Standard Parking Corporation (NASDAQ:STAN), one of the nation’s leading providers of parking management, ground transportation and other ancillary services, today announced that it has closed its merger with the parent of Central Parking Corporation, which is now a wholly-owned subsidiary of the Company.  In connection with the merger, the Company today issued 6,161,334 shares of common stock to the stockholders of the parent of Central Parking.

With the completion of the merger, the Company’s combined location base expands to more than 4,200 parking facilities containing over 2.2 million parking spaces in hundreds of cities across the U.S. and Canada, effectively doubling its size.

“We’re excited about today’s closing, and now can look forward to the long-term opportunities that the merger creates for our Company,” said James A. Wilhelm, Standard Parking’s President and Chief Executive Officer. “By blending the best of both companies, we’ll be able to enhance the suite of services and products we provide to our clients and customers.  We believe we’re now positioned to become the preferred provider of outsourced parking facility management, ground transportation maintenance, travel demand management and security services to commercial, institutional and municipal clients.”

Robert S. Roath, Standard Parking’s Chairman, said, “We’re thrilled to be able to finally start working with Central Parking’s team of professionals to create additional value for our clients, customers and stockholders.”  Gordon H. Woodward, Kohlberg & Company’s Chief Investment Officer and, along with Paul Halpern and Jonathan Ward, a new member of Standard Parking’s expanded Board of Directors, added, “The leadership teams from both companies have made excellent progress in laying the foundation for an effective, smooth integration.  We look forward to the Company’s exciting future as the integration is completed and beyond.”

The Company will continue to conduct operations using the existing Standard Parking and Central Parking brands while a thorough evaluation of the go-forward brand strategy is conducted.

Management Update

Standard Parking also announced that effective as of today’s closing, Marc Baumann, its Chief Financial Officer, has assumed the additional role of President of Urban Operations. Reporting to Mr. Baumann in this new role will be four Executive Vice Presidents of Operations — Edward Simmons, Steven Warshauer, Daniel Huberty and Robert Toy.  Mr. Simmons and Mr. Warshauer, who have 45 and 34 years of parking industry experience, respectively, have served in their current roles with Standard Parking for more than 10 years.  Mr. Huberty and Mr. Toy, each with more than 15 years of parking industry experience, join the Company from Central Parking.

“Marc’s leadership as our CFO over the past twelve years has been critical to our success. With his new responsibilities, Marc will play a key role in helping us achieve our post-closing goals and position the Company for long-term success,” said Mr. Wilhelm.

Reporting directly to Mr. Wilhelm will be John Ricchiuto, Standard Parking’s Executive Vice President of Airport Operations, and William Bodenhamer, Jr., President and CEO of USA Parking Systems, a valet service provider that specializes in the hospitality industry.  USA Parking Systems will continue to operate independently as a wholly-owned subsidiary of Central Parking.

In addition, the Company announced that Mark A. Janek has joined Standard Parking as Senior Vice President of Finance.  Mr. Janek previously served as Vice President of Finance at Matson Logistics, a leading provider of multimodal transportation, warehousing and distribution services, as well as Corporate Controller of the Hub Group, a publicly traded transportation management company.  Along with Daniel R. Meyer, the Company’s Senior Vice President and Corporate Controller, Mr. Janek will report directly to Mr. Baumann to support Mr. Baumann in his continuing role as CFO.

Financial Targets

The Company reiterates its previously announced integration and financial targets. Standard Parking currently expects to generate annual run-rate cost synergies in excess of $20 million by the end of the second year after closing. The Company also expects that its free cash flow should enable the Company to reach a debt coverage ratio of 2.5x within three years, consistent with the Company’s long-term objective of achieving debt levels similar to those of companies having investment grade ratings.

About Standard Parking

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services.  Including Central Parking Corporation, its wholly-owned subsidiary, the Company has approximately 26,000 employees and manages more than 4,200 facilities with more than 2.2 million parking spaces in hundreds of cities across North America. The operations include parking-related and shuttle bus operations serving more than 75 airports. USA Parking System, a wholly-owned subsidiary of Central Parking, is one of the premier valet operators in the nation with more four and five diamond luxury properties, including hotels and resorts,than any other valet competitor. More information can be found at www.standardparking.com.

More information about Standard Parking is available at http://ir.standardparking.com. You should not construe the information on this website to be a part of this release. Standard Parking’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K are available on the Internet at www.sec.govand can also be accessed through the Investor Relations section of the Company’s website.

More information about the merger is accessible on the Company’s transaction specific website at: www.standardparkingevolution.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Financial Targets” above and other statements regarding expectations for the combined company. The Company has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s ability to integrate Central Parking into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the impact of the divestitures of management contracts and leases required by the Company’s agreement with the DOJ; other losses, or renewals on less favorable terms, of management contracts and leases; the effect on the strategy and operations of the combined company of changes to the Company’s Board of Directors and management upon the completion of the merger; intense competition; adverse litigation judgments or settlements; the loss of key employees; changes in general economic and business conditions or demographic trends; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; extraordinary events affecting parking at facilities that the Company manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to or with the Company’s competitors or clients of the Company’s competitors; uncertainty in the credit markets; availability, terms and deployment of capital; and the Company’s ability to obtain performance bonds on acceptable terms.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.